REGISTRATION STATEMENT NO. 333-_____
                          Filed August 26, 1996


                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                 FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933







             FIRST SAVINGS BANK OF WASHINGTON BANCORP, INC.
        (Exact name of registrant as specified in its charter)




       Delaware                                91-1691604
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)             Identification No.)

                           10 S. First Avenue
                     Walla Walla, Washington  99362
                             (509) 527-3636
                (Address of principal executive offices)

                            1996 Stock Option Plan
               1996 Management Recognition and Development Plan
                           (Full title of the Plan)


    Gary L. Sirmon                     Copies to:
    President and Chief                Eric S. Kracov, Esquire
     Executive Officer                 Breyer & Aguggia
    First Savings Bank of Washington   1300 I Street, N.W.
     Bancorp, Inc.                     Suite 470 East
    10 S. First Avenue                 Washington, D.C. 20005
    Walla Walla, Washington  99362     (202) 737-7900
    (509) 527-3636
    Name, address and telephone
    number of agent for service

                               Page 1 of 7 Pages
                     Index to Exhibits Appears on Page 4.
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                        Calculation of Registration Fee

                           Proposed      Proposed
Title of                   Maximum       Maximum
Securities     Amount      Offering      Aggregate      Amount of
to be          to be       Price         Offering       Registration
Registered     Registered  Per Share(1)  Price(1)       Fee
- ----------     ----------  ---------     --------       ------------
Common Stock,
$.01 par
value          1,527,488   $16.63(2)    $25,402,125.44  $8,759.42

(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $16.63, based upon the average of the high and low trading prices of the common stock, $.01 par value per share (the "Common Stock"), of First Savings Bank of Washington Bancorp, Inc. (the "Registrant"), as reported on the Nasdaq National Market System on August 23, 1996.

(2) Of this number, 1,091,063 shares are being registered for issuance under the 1996 Stock Option Plan and 436,425 shares are being registered for issuance under the 1996 Management Recognition and Development Plan (the foregoing plans are referred to collectively herein as the "Plans"); together with an indeterminate number of shares reserved for issuance pursuant to the Plans as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

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                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

      The following documents filed with the Commission are incorporated in this Registration Statement by reference:

      (1) the Company's Registration Statement on Form S-1 (File No. 33-93386), filed June 12, 1995;

      (2) the description of the Common Stock set forth in the Company's Registration Statement on Form 8-A registering the Company's Common Stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, filed August 8, 1995; and

      (3) the Company's Annual Report on Form 10-K for the year ended March 31, 1996.

      All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

      Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

      Not Applicable

Item 5.     Interests of Named Experts and Counsel

      Not Applicable

Item 6.     Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

      Article XVII of the Registrant's Certificate of Incorporation provides for indemnification of the directors, officers, employees and agents of the Registrant for expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action or suit.

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Item 7.     Exemption From Registration Claimed

      Not Applicable

Item 8.     Exhibits

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

      No.                     Exhibit

       5        Opinion of Breyer & Aguggia

      23.1      Consent of Deloitte & Touche LLP

      23.2      Consent of Niemi, Holland & Scott, LLP

      23.3      Consent of Breyer & Aguggia (see Exhibit 5)

      24        Power of attorney (see signature pages)

      99.1      1996 Stock Option Plan

      99.2      1996 Management Recognition and Development Plan

Item 9.     Undertakings

      The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act,
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post- effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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      5.    Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act will and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, First Savings Bank of Washington Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Walla Walla, and State of Washington the 21st day of August, 1996.

                     FIRST SAVINGS BANK OF WASHINGTON BANCORP, INC.

                     By:/s/ Gary L. Sirmon
                        ------------------
                        Gary L. Sirmon
                        President, Chief Executive Officer and
                        Director
                        (Principal Executive Officer)

                               POWER OF ATTORNEY

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Gary L. Sirmon his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

By:/s/ Gary L. Sirmon                     Date:  August 21, 1996
   ------------------
   Gary L. Sirmon
   President, Chief Executive Officer and
   Director
   (Principal Executive Officer)

By:/s/ D. Allan Roth                      Date:  August 21, 1996
   -----------------
   D. Allan Roth
   Secretary and Treasurer
   (Principal Financial and Accounting
   Officer)

By:/s/ Dean W. Mitchell                   Date:  August 21, 1996
   --------------------
   Dean W. Mitchell
   Chairman of the Board of Directors

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By:/s/ Robert D. Adams                    Date:  August 21, 1996
   -------------------
   Robert D. Adams
   Director

By:/s/ David Casper                       Date:  August 21, 1996
   ----------------
   David Casper
   Director

By:/s/ Morris Ganguet                     Date:  August 21, 1996
   ------------------
   Morris Ganguet
   Director

By:/s/ Wilbur Pribilsky                   Date:  August 21, 1996
   --------------------
   Wilbur Pribilsky
   Director

By:/s/ R.R. "Pete" Reid                   Date:  August 21, 1996
   --------------------
   R.R. "Pete" Reid
   Director

By:/s/ Marvin Sundquist                   Date:  August 21, 1996
   --------------------
   Marvin Sundquist
   Director

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                                Exhibit 5

                          Opinion of Breyer & Aguggia

                             August 26, 1996




Board of Directors
First Savings Bank of Washington
 Bancorp, Inc.
10 S. First Avenue
Walla Walla, Washington  99362

Gentlemen:

      We have acted as special counsel to First Savings Bank of Washington Bancorp, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 1,527,488 shares of Corporation common stock, $.01 par value per share ("Common Stock"), to be issued pursuant to (i) the Corporation's 1996 Stock Option Plan (the "Option Plan") upon the exercise of stock options ("Option Rights") and (ii) the Corporation's 1996 Management Recognition and Development Plan (the "MRDP"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Option Plan and the MRDP to adjust the number of shares reserved for issuance as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

      We have reviewed the Registration Statement, the Articles of Incorporation and Bylaws of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purpose of rendering this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed appropriate or relevant as a basis for the opinion set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the

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authenticity of all documents furnished to us and the conformity in all respects of copies to originals.

      For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Plan will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

      Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Option Plan and the MRDP, when issued pursuant to and in accordance with the Registration Statement, the Option Plan and the MRDP and, with respect to the Option Plan, upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Sincerely,

                              /s/ Breyer & Aguggia
                              --------------------
                              BREYER & AGUGGIA

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                                 Exhibit 23.1

                       Consent of Deloitte & Touche LLP



INDEPENDENT AUDITORS' CONSENT
- -----------------------------


We consent to the incorporation by reference in this Registration Statement of First Savings Bank of Washington Bancorp, Inc. on Form S-8 of our report dated April 25, 1996, appearing in the Annual Report on Form 10-K of First Savings Bank of Washington Bancorp, Inc. for the year ended March 31, 1996.




DELOITTE & TOUCHE LLP
Seattle, Washington

August 23, 1996




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                                 Exhibit 23.2

                    Consent of Niemi, Holland & Scott, LLP


NIEMI, HOLLAND & SCOTT, LLP
- ---------------------------
Certified Public Accountants


                      INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of First Savings Bancorp, Inc. on Form S-8 of our report dated May 31, 1994, except for the effects of Note 21 which date is April 30, 1995, incorporated by reference in the annual report on Form 10-K of First Savings Bank of Washington Bancorp, Inc. and Subsidiaries for the year ended March 31, 1996.

                                              NIEMI, HOLLAND & SCOTT, LLP

August 21, 1996                               /s/Niemi, Holland & Scott, LLP
Tri-Cities, Washington                        ------------------------------
                                              Certified Public Accountants



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                                 Exhibit 23.3

                  Consent of Breyer & Aguggia (see Exhibit 5)



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                                  Exhibit 24

                    Power of Attorney (see signature page)



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                                 Exhibit 99.1

                            1996 Stock Option Plan



                First Savings Bank of Washington Bancorp, Inc.

                            1996 Stock Option Plan

SECTION 1. Purpose. The purposes of the First Savings Bank of Washington Bancorp, Inc. 1996 Stock Option Plan are to promote the interests of the Company, its Affiliates, and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees and directors of the Company and its Affiliates; (ii) motivating such employees and directors by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees and directors to participate in the long-term growth and financial success of the Company and its Affiliates.

SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

      "Affiliate" shall mean the Bank or any present or future corporation that would be a "parent" or "subsidiary" of the Company as defined in Sections 424(f) and (g), respectively, of the Code.

      "Affiliate Director" shall mean a member of the board of directors of an Affiliate who is not a member of the Board and who is also not an Employee.

      "Award" shall mean any grant of Options or Director Options.

      "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

      "Bank" shall mean First Savings Bank of Washington, a
Washington-chartered savings bank, together with any successor thereto.

      "Board" shall mean the Board of Directors of the Company.

      "Change in Control" shall mean an event deemed to occur if and when (a) an offeror other than the Company purchases shares of the common stock of the Company or the Bank pursuant to a tender or exchange offer for such shares,
(b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company or the Bank representing 20% or more of the combined voting power of the Company's or the Bank's then outstanding securities, (c) the membership of the board of directors of the Company or the Bank changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Company or the Bank approve a merger, consolidation, sale or disposition of all or substantially all of the Company's or the Bank's assets, or a plan of partial or complete liquidation. If any of the events enumerated in classes (a) - (d) occur, the Board shall determine the effective date of the change in control resulting therefrom, for purposes of the Plan.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Committee" shall mean the committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3.

      "Company" shall mean First Savings Bank of Washington Bancorp, Inc., a Delaware corporation, together with any successor thereto.

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      "Director Option" shall mean a Non-Qualified Stock Option granted to each Eligible Director pursuant to Section 6(e) without any action by the Board or the Committee.

      "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code. For purposes of the Plan, all determinations as to whether a Participant has become disabled shall be made by a majority of the Board (or, in the case of an Eligible Director, a majority of the remaining members of the Board) upon the basis of such evidence as its deems necessary or desirable, and shall be final and binding on all interested persons.

      "Effective Date" shall mean the date specified in Section 9(a).

      "Eligible Director" shall mean, on any date, a person who is serving as a member of the Board but shall not include a person who is an Employee.

      "Employee" shall mean an employee of the Company or any Affiliate.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" shall be determined as follows:

      (a) If the Shares are traded or quoted on the Nasdaq Stock Market or listed on a recognized securities exchange at the time of grant of the Award, then the Fair Market Value shall be the average of the highest and lowest selling price as obtained from Nasdaq or such recognized securities exchange on the date such Award is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

      (b) If the Shares are not traded or quoted on the Nasdaq stock market or a recognized securities exchange, then the Fair Market Value shall be a value determined by the Committee in good faith on such basis as it deems appropriate.

      "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

      "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

      "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option but shall not include a Director Option.

      "Participant" shall mean any Employee or Affiliate Director selected by the Committee to receive an Award under the Plan or any Eligible Director who receives an Award of Director Options.

      "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

      "Plan" shall mean the First Savings Bank of Washington Bancorp, Inc. 1996 Stock Option Plan.

      "Retirement" shall mean termination of service as an Employee at or after age 65.

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      "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

      "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

      "Shares" shall mean common shares of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

      "Ten Percent Stockholder" shall mean any stockholder who, at the time an Incentive Stock Option is granted to such stockholder, owns (within the meaning of Section 424(d) of the Code) more than ten percent of the voting power of all classes of stock of the Company.

      "Termination for Cause" shall mean termination because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Company or the Bank and a Participant.

SECTION 3.  Administration.

      (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee;
(iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Except as provided in Section 4(a), neither the Committee nor the Board shall have any discretion regarding whether an Eligible Director shall receive a Director Option pursuant to Section 6(e) or regarding the terms of any Director Option, including without limitation, the number of Shares subject to such Director Option, the timing of the grant or the exercisability of such Director Option, or the exercise price per Share of such Director Option.


      (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

SECTION 4.  Shares Available for Awards.

      (a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Options and Director Options may be granted under the Plan shall

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be 1,091,063. If, after the Effective Date, any Shares covered by an Option or Director Option granted under the Plan, or to which such an Option or Director Option relates, are forfeited, or if an Option or Director Option otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Option or Director Option, or to which such Option or Director Option relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Options and Director Options may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Options and Director Options may be granted, to the extent permissible under Rule 16b-3. In the event that any Option or Director Option is exercised through the delivery of Shares, the number of Shares available for Awards under the plan shall be increased by the number of Shares surrendered, to the extent permissible under Rule 16b-3.

      (b) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall proportionately adjust any or all (as necessary) of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including an Award pursuant to Section 6(e),
(ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and
(iii) the grant or exercise price with respect to any Award; provided, in each case, that with respect to an Award of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended.

      (c) Sources of Shares. Any Shares delivered pursuant to an Option or Director Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility. An Employee, including any officer or employee-director of the Company who is not a member of the Committee, and an Affiliate Director shall be eligible to be designated a Participant. Each Eligible Director shall receive nondiscretionary Director Options in accordance with, and only in accordance with, Section 6(e) hereof.

SECTION 6.  Options and Director Options.

      (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Affiliate Directors to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options; provided, however, that an Affiliate Director may only receive an Award of Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute, including without limitation, the requirements of Code Section 422(d), which limits the aggregate fair market value of Shares of which Incentive Stock Options are exercisable for the first time to $100,000 per calendar year. Each provision of the Plan and of each written option agreement relating to an Option

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designated an Incentive Stock Option shall be construed so that such Option qualifies as an Incentive Stock Option, and any provision that cannot be so construed shall be disregarded.

      (b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the per Share Fair Market Value on the date of grant. Notwithstanding any provision contained herein, in the case of an Incentive Stock Option, the exercise price at the time such Incentive Stock Option is granted to any Employee who, at the time of such grant, is a Ten Percent Stockholder, shall not be less than 110% of the per Share Fair Market Value on the date of grant.

      (c) Exercise. Each Option shall be exercisable at such time and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter; provided, in the case of an Incentive Stock Option, a Participant may not exercise such Option as an Incentive Stock Option after the earlier of (i) the date which is ten years (five years in the case of a Participant who is a Ten Percent Stockholder) after the date on which such Incentive Stock Option is granted, or (ii) the date which is three months (twelve months in the case of a Participant who becomes disabled, as defined in Section 22(e)(3) of the Code, or who dies) after the date on which he ceases to be an employee of the Company or an Affiliate; and provided, further, that, in the event of a Participant's Termination for Cause, his Options shall be canceled on the date he ceases to be an Employee or Affiliate Director. Each Option shall be exercisable over a five (5) year period whereby twenty (20) percent of the Award shall become exercisable on each of the first through the fifth anniversaries of the date of grant; provided, however, that all outstanding Options held by a Participant shall become one hundred (100) percent exercisable upon the Participant's death, Disability or Retirement. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

      (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option or Director Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price.

      (e) Director Options. Notwithstanding anything else contained herein to the contrary, each Eligible Director shall receive on the Effective Date a grant of Director Options to purchase 37,950 Shares at an exercise price per Share equal to the Fair Market Value on the date of grant. Each Eligible Director who first becomes a member of the Board after the Effective Date shall receive, on the date that the Eligible Director is first elected to the Board, a grant of Director Options to purchase 15,000 Shares at an exercise price per Share equal to the Fair Market Value on the date of grant; provided, however, that if, on any date on which Director Options are to be granted to a new Eligible Director(s), the number of Shares remaining available under the Plan is insufficient for the grant of Director Options to purchase 15,000 Shares, then Director Options to purchase a proportionate number of such Shares (rounded to the greatest number of whole Shares) shall be granted to such new Eligible Director(s). Each Director Option shall be exercisable over a five (5) year period whereby twenty (20) percent of the Award shall become exercisable on each of the first through the fifth anniversaries of the date of grant. Upon the termination of an Eligible Director's service on the Board by reason of his death or Disability, all outstanding Director options held by such individual shall become one hundred percent (100%) vested and exercisable. A Director Option shall be exercisable until the earlier to occur of the

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following two dates (i) the tenth anniversary of the date of grant of such
Director Option or (ii) one year (two years in the case of an Eligible Director who becomes Disabled, or who dies) after the date the Eligible Director ceases to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board, by reason of his Termination for Cause, his Director Options shall be canceled on the date he ceases to be a member of the Board. An Eligible Director may pay the exercise price of a Director Option in the manner described in Section 6(d).

      (f) Effect of a Change in Control. In the event of a Change in Control, all then outstanding Options and Director Options, shall become one hundred percent (100%) vested and exercisable as of the effective date of the Change in Control. If, in connection with or as a consequence of a Change in Control, the Company or the Bank is merged into or consolidated with another corporation, or if the Company or the Bank sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of then outstanding Options and Director Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such Options or Director Options shall be canceled as of the effective date of the merger, consolidation, or sale and the Participant shall be paid in cash an amount equal to the difference between the Fair Market Value of the Shares subject to the Options or Director Options as of the effective date of the such corporate event and the exercise price of the Options or Director Options, as appropriate.

SECTION 7.  Amendment and Termination.

      (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act for which or with which the Board deems it necessary or desirable to qualify or comply; and, provided further that no amendment may be made to Section 6(e) or any other provision of the Plan relating to Director Options within six months of the last date on which any such provision was amended, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

      (b) Amendments to Awards. Except as provided under Section 3, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

      (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award of Options granted hereunder to be canceled in consideration of the granting to the holder of an alternative Award of Options having a Fair Market Value equal to the Fair Market Value of such canceled Award.

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SECTION 8.  General Provisions.

      (a)   Nontransferability.

            (i) Each Award, and each right under any Award, shall be exercisable only by the Participant's lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative or a transferee receiving such Award pursuant to a domestic relations order, as determined by the Committee.

            (ii) No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

            (iii) The restrictions set forth in clause (ii) of this Section 8(a) shall not apply to any Non-Qualified Stock Option after the Board has determined that such restrictions are not then required for grants under the Plan to satisfy the requirements for exemption provided by Rule 16b-3 under the Exchange Act (in the form then applicable to the Company) or for members of the Committee to qualify as "disinterested persons" for purposes of such Rule; provided, however, that (A) any transfer of a Non-Qualified Stock Option is to be made for no consideration to any of the following permissible transferees (1) any member of the Immediate Family of the Participant to which such Non-Qualified Stock Option was granted, (2) any trust solely for the benefit of the Participant's Immediate Family, or (3) any partnership whose only partners are members of the Participant's Immediate Family and (B) the transferee shall remain subject to all of the terms and conditions applicable to such Non-Qualified Stock Option prior to such transfer. For purposes of this clause (iii), "Immediate Family" shall mean, with respect to a particular Participant, such Participant's spouse, children and grandchildren.

      (b) No Rights to Awards. No Employee, Affiliate Director, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

      (c) Share Certificates. All Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange or national securities association upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any certificates representing such Shares or other securities to make appropriate reference to such restrictions.

      (d) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

      (e) Withholding. A Participant may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold from any Award, from any payment

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due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award and take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. With respect to Participants who are not subject to Section 16 of the Exchange Act, the withholding may be in the form of cash, Shares, or other property as the Committee may allow. With respect to Participants who are subject to Section 16 of the Exchange Act, the withholding shall be in cash or in any other property permitted by Rule 16b-3 as the Committee may allow.

      (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

      (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

      (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or an Affiliate. Further, the Company may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provide in the Plan or in any Award Agreement.

      (i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

      (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Washington, without giving effect to the choice of law principles thereof.

      (k) Severability. If any provisions of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

      (l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recovery under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S.
federal securities laws.

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
      (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such rights shall be no greater than the right of any unsecured general creditor of the Company.

      (n)   Rule 16b-3 Compliance.  With respect to persons subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable terms and conditions of Rule 16b-3 and any successor provisions. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      (o) Headings. Heading are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

      (p) No Impact on Benefits. Unless specifically provided under any other benefit plan of the Company or its Affiliates, Awards shall not be treated as compensation for purposes of calculating an Employee's or Eligible Director's rights under such benefit plans.

      (q) Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgement in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, by contract, as a matter of law, or otherwise.

SECTION 9.  Term of the Plan.

      (a) Effective Date. The Plan shall become effective only upon approval by a majority of the Company's stockholders at a special or annual meeting of stockholders of the Company held not less than six (6) months after the date of closing of the Bank's mutual-to-stock conversion nor more than twelve (12) months after the date of adoption of the Plan by the Board.

      (b) Expiration Date. The Plan shall terminate on, and no Award shall be granted under the Plan after, the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

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                                 Exhibit 99.2

               1996 Management Recognition and Development Plan


                First Savings Bank of Washington Bancorp, Inc.

               1996 Management Recognition and Development Plan

      1.    Purpose; Definitions.

      The purpose of the Plan is to increase the proprietary and vested interest of key Employees of the Company and its Affiliates and Eligible Directors in the growth, development and financial success of the Company and its Affiliates by granting them awards of Restricted Shares.

      Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicated to the contrary.

      "Affiliate" shall mean the Bank or any present or future corporation that would be a "parent" or "subsidiary" of the Company as defined in Sections 424(f) and (g) of the Code.

      "Affiliate Director" shall mean a member of the board of directors of an Affiliate who is not a member of the Board and who is also not an employee.

      "Award" shall mean an award of Restricted Shares under the Plan.

      "Bank" shall mean First Savings Bank of Washington, a
Washington-chartered savings bank, together with any successor thereto.

      "Board" shall mean the Board of Directors of the Company.

      "Change in Control" shall have the meaning set forth in Section 5.2 hereof.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Committee" shall mean the committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3.

      "Company" shall mean First Savings Bank of Washington Bancorp, Inc., a Delaware corporation, together with any successors thereto.

      "Designated Beneficiary" shall have the meaning set forth in Section
2.2 hereof.

      "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code. For purposes of the Plan, all determinations as to whether a Participant has become disabled shall be made by a majority of the Board (or, in the case of an Eligible Director, a majority of the remaining members of the Board) upon the basis of such evidence as its deems necessary or desirable, and shall be final and binding on all interested persons.

      "Effective Date" shall have the meaning set forth in Section 6.1 hereof.

      "Eligible Director" shall mean a director of the Company who is not also an Employee. "Eligible Director" shall also include any director emeritus of the Bank who is not also a director of the Company.

      "Employee" shall mean any person who is currently employed by the Company or an Affiliate, including officers and officers who are members of the Board or the board of directors of an Affiliate.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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      "Participant" shall mean an Eligible Director, Affiliate Director or
Employee to whom an award of Restricted Shares is granted pursuant to the Plan.

      "Plan" shall mean this First Savings Bank of Washington Bancorp, Inc. 1996 Management Recognition and Development Plan, as hereinafter amended from time to time.

      "Restricted Shares" shall mean Shares which are awarded to an Eligible Director or Employee that are subject to the transfer and forfeitability restrictions described in Section 4.2.

      "Retirement" shall mean termination of service as an Employee at or after age 65.

      "Share" shall mean a share of the Company's common stock, par value $0.01 per share.

      2.    Administration.

      2.1   Administration

      The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent with its terms and provisions and to interpret, amend or revoke any such rules; provided, however, that except as provided in paragraph 3.2 hereof, with respect to an Award to an Eligible Director, the Committee shall have no discretion with respect to the selection of directors to receive Restricted Shares under the Plan, the number of Restricted Shares to be awarded, the consideration to be paid in respect of Restricted Shares, the timing of such awards, or the restrictions imposed thereon. All actions taken and all interpretations and determinations made by the Committee shall be binding upon all persons, including the Company, stockholders, directors, Participants and Designated Beneficiaries. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms, and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the awards hereunder, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

      2.2   Designated Beneficiaries

      If a Participant dies prior to receiving any payment due under the Plan, such payment shall be made to his Designated Beneficiary. A Participant's Designated Beneficiary shall be the beneficiary specifically designated by a Participant in writing to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's surviving spouse or, if none, his estate.

      3.    Shares Subject To The Plan.

      3.1   Shares Subject to the Plan

      The maximum number of Shares that may be the subject of Awards under this Plan shall be 436,425. The Company shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each. In the event that a trust is established in connection with the Plan pursuant to
Section 6.4, the Company may authorize the trustees of the trust to purchase Shares in the open market with funds contributed by the Company or the Bank and such shares shall be

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included in the number of shares that may be the subject of Awards.  In the event that Restricted Shares are forfeited for any reason, such Shares shall thereafter again be available for award pursuant to the Plan.

      3.2   Changes in the Company's Shares

      In the event that the Committee shall determine that any recapitalization, reorganization, merger, consolidation, stock split, spin-off, combination, or exchange of Shares, or other similar corporate event affects the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended under this Plan, the Committee shall, in such manner as it may deem equitable, adjust any or all of the number and kind of Shares which thereafter may be awarded under the Plan, or the number and kind of Shares subject to outstanding awards; provided, however, that the number of Shares subject to any award shall always be a whole number.

      4.    Restricted Shares

      4.1   Eligibility; Awards Under the Plan

      (a) Employees; Affiliate Directors. Employees and Affiliate Directors shall be eligible to participate in the Plan upon designation by the Committee. To the extent that Shares are available for grant under the Plan, the Committee may determine which of the Employees and Affiliate Directors shall be granted an Award and the number of Restricted Shares covered by each Award. In selecting those Employees to whom Awards will be granted and the number of Shares covered by such Awards, the Committee shall consider the position and responsibilities of the eligible Employees, the length and value of their services to the Company and its Affiliates, the compensation paid to the Employees and any other factors the Committee may deem relevant, and the Committee may request the written recommendation of the chief executive officer and other senior executive officers of the Company and its Affiliates.

      (b) Eligible Directors. Eligible Directors shall be eligible to receive Awards only as provided in this Section 4.1(b). Upon the Effective Date, each Eligible Director who, as of to the Effective Date, has served on the Board or the board of directors of the Bank for five (5) or more years shall receive an Award of 17,077 Restricted Shares, each Eligible Director with less than five (5) years of service on the Board or the board of directors of the Bank as of the Effective Date shall receive 11,385 Restricted Shares and each Eligible Director who is a director emeritus of the Bank shall receive 3,795 Restricted Shares. Each Eligible Director who first becomes a member of the Board after the Effective Date shall receive, on the date that the Eligible Director is first elected to the Board, a grant of 2,500 Restricted Shares; provided, however, that if, on any date on which an Award is to be granted to a new Eligible Director(s), the number of Shares remaining available under the Plan is insufficient for the grant of 2,500 Restricted Shares, then a proportionate number of Restricted Shares (rounded to the greatest number of whole Shares) shall be granted to such new Eligible Director(s).

      (c) Fractions of Shares. Whenever under the terms of the Plan a fractional share would be required to be issued, the fractional share shall be rounded up to the next full share.

      4.2   Terms of Awards

      The Restricted Shares awarded hereunder shall be awarded only pursuant to a written agreement, which shall be executed by the Participant and a duly authorized officer of the Company and which shall contain the following terms and conditions:

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      (a)   Acceptance of Award.  An award of Restricted Shares must be accepted by the Participant within a period of sixty (60) days (or such other period as the Board may specify at grant) after the award date by the execution of a Restricted Share award agreement in the form provided by the Company.

      (b) Restrictions and Conditions. The Restricted Shares awarded to a Participant pursuant to this Section 4 shall be subject to the following restrictions and conditions:

            (i) A Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the Plan prior to the date on which such shares vest in accordance with clause, (iii), except in accordance with the laws of descent and distribution.

            (ii) Except as provided in clause (i) and this clause (ii), a Participant shall have, with respect to the Restricted Shares, all of the rights of a stockholder of the Company, including the right to vote the Shares and to receive any cash dividends declared thereon. Stock dividends, if any, issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply with respect to the Restricted Shares with respect to which such dividends are paid.

            (iii) Subject to the applicable provisions of the Restricted Share award agreement and this Section, a Participant's interest in Shares shall immediately become fully vested and nonforfeitable, and the restrictions set forth in this Section 4.2 shall lapse no more rapidly than the earlier to occur of the following: (x) ratably over a five (5) year period whereby twenty (20) percent of the Award shall vest on each of the first through the fifth anniversaries of the date of grant, (y) upon the Participant's Retirement, death or Disability, or (z) upon the effective date of a Change in Control.

      4.3   Stock Certificates

      A stock certificate registered in the name of each Participant receiving a Restricted Share award (or in the name of a trustee for the benefit of each Participant) shall be issued in respect of such shares. Such certificate shall bear whatever appropriate legend referring to the terms, conditions, and restrictions applicable to such award as the Board shall determine. The Board may, in its sole discretion, require that the stock certificates evidencing Restricted Shares be held in custody by the Company (or in trust by a trustee) until the restrictions thereon shall have lapsed.

      5.    Change in Control Provisions.

      5.1   Impact of Event

      Upon a Change in Control, the transferability and forfeiture restrictions placed on any Restricted Shares by Section 4.2(b) shall lapse immediately prior to the effective date of the Change in Control and such Shares shall be deemed fully vested and owned by the Participant as of such date.

      5.2   Definition of Change in Control

      "Change in Control" shall mean an event deemed to occur if and when (a) an offeror other than the Company purchases shares of the common stock of the Company or the Bank pursuant to a tender or exchange offer for such shares,
(b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company or the Bank representing 20% or more of the combined voting power of the Company's or the Bank's then outstanding securities, (c) the membership of the board of directors of the Company or the Bank changes as the result of a

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contested election, such that individuals who were directors at the beginning of any twenty-four month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Company or the Bank approve a merger, consolidation, sale or disposition of all or substantially all of the Company's or the Bank's assets or a plan of partial or complete liquidation. If any of the events enumerated in classes (a) - (d) occur, the Board shall determine the effective date of the change in control resulting therefrom.

6.    Miscellaneous.

      6.1   Effective Date; Shareholder Approval; Term

      The Plan shall become effective only upon approval by a majority of the Company's stockholders at a special or annual meeting of stockholders of the Company held not less than six (6) months after the date of closing of the Bank's mutual-to-stock conversion nor more than twelve (12) months after the date of adoption of the Plan by the Board and shall continue in effect until the tenth anniversary of the Effective Date.

      6.2   Amendment, Suspension or Termination of the Plan

      The Plan may be wholly or partially amended or otherwise modified, suspends or terminated at any time or from time to time by the Board; provided, however, that amendments to the Plan shall not be effective unless approved by the affirmative vote of the stockholders of the Company owning a majority of the outstanding shares of the Company at a meeting of stockholders of the Company held within twelve (12) months of the date of adoption of such amendment, where such amendment will:

      (a) increase the total number of Shares reserved for the purposes of the Plan;

      (b) change in any respect the class of persons who are eligible to be Participants;

      (c)   extend the maximum period for granting awards as provided herein;
or

      (d) otherwise materially increase the benefits accruing to Participants under the Plan.

      Notwithstanding the foregoing, Section 4.1(b) may not be amended more than once in any six-month period other than to conform with changes in the Code or the Employee Retirement Security Act of 1974, as amended.

      From and after the Effective Date, neither the amendment, suspension nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any award theretofore granted. No awards may be granted during any period of suspension nor after termination or expiration of the Plan.

      6.3   Regulations and Other Approvals

      (a) The obligation of the Company to deliver Shares with respect to any award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

      (b) The Board may make such changes as may be necessary or appropriate to comply with the rules or requirements of any governmental authority.

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      (c)   Each award of Shares is subject to the requirement that, if at any time the Board determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any United States, state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, issuance of Shares, no Shares shall be issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Board.

      (d) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933 or regulations thereunder, and the Board may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares acquired pursuant to the Plan shall include any legend that the Board deems appropriate to reflect any restrictions on transfer.

      6.4   Trust Arrangement

            All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights that the Company's general creditors; provided, however, that nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

      6.5   Governing Law

            The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Washington without giving effect to the choice of law principles thereof.

      6.6   Titles; Construction

            Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

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